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                                                                    EXHIBIT 23.3




March 30, 2000

To the Board of Directors of Forcenergy Inc:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-30524 and 333-32720) of Forcenergy Inc of our reports dated January 28, 2000, February 26, 1999 and February 16, 1998, and our estimates of the net proved natural gas and oil reserves of Forcenergy, as of January 1, 2000, 1999 and 1998, and to all references to our estimates of the net proved natural gas and oil reserves of the Company as of those dates, included in this Annual Report on Form 10-K for the year ended December 31, 1999.

                                            COLLARINI ENGINEERING INC.



                                            /s/  Cheryl R. Collarini, P.E.
                                            --------------------------------
                                            Cheryl R. Collarini, P.E.
                                            President